Exhibit 99.1

Change Healthcare Inc. Reports Third Quarter Fiscal 2022 Financial Results

Nashville, Tenn., Feb. 2, 2022 – Change Healthcare Inc. (Nasdaq: CHNG) (the “Company” or “Change Healthcare”), a leading healthcare technology company, today reported financial results for the third quarter of fiscal year 2022 ended December 31, 2021.

“The third quarter results demonstrate the underlying strength and momentum in our business. We continue to execute on our growth strategy and invest to advance our capabilities and support our customers and employees,” said Neil de Crescenzo, president and chief executive officer. “We will continue to invest in innovation and optimize our cost structure, enabling us to deliver better experiences and outcomes for everyone in the healthcare system.”

Fiscal 2022 Third Quarter Highlights:

Financial Summary

•	Total revenue of $866.1 million, including solutions revenue of $811.1 million

•	Net loss of $24.5 million, resulting in net loss of $0.08 per diluted share

•	Adjusted net income of $116.7 million, resulting in adjusted net income of $0.36 per diluted share

•	Adjusted EBITDA of $259.5 million

Recent Business Highlights

•

Introduced The ASAM Criteria Powered by InterQual, a SaaS solution developed through an exclusive partnership with the American Society of Addiction Medicine (ASAM). This software, which seamlessly integrates into existing care-management workflows, significantly reduces the time required for substance use disorder (SUD) patient assessments, increases consistency, and streamlines the prior-authorization process using industry-standard criteria.

•	Announced a first-of-its-kind collaboration with Zasti to help healthcare providers accurately measure and monitor greenhouse gas emissions based on actual care activity.

•

Expanded Stratus Imaging PACS, a cloud-native, zero-footprint Picture Archiving and Communication System, to clinical use. This scalable, cloud-native platform is now being used by StatRad, an award-winning teleradiology service whose 90 radiologists read approximately 1.5 million studies a year and serve hundreds of hospitals across the United States.

Impact of McKesson Exit on Comparability of Results

On March 10, 2020, Change Healthcare Inc. acquired the interest in Change Healthcare LLC (“the Joint Venture”) previously held by McKesson. The transaction resulted in Change Healthcare Inc. acquiring control of the Joint Venture, which was accounted for as a business combination resulting in fair value adjustments to various assets and liabilities, including deferred revenue, goodwill, and intangible assets.

Financial Results for Third Quarter of Fiscal 2022

•

Solutions revenue was $811.1 million, compared to $735.3 million for third quarter of fiscal 2021. Solutions revenue for third quarter of fiscal 2021 included the impact of fair value adjustments to deferred revenue resulting from the McKesson exit, which reduced revenue recognized by $24.2 million. Total revenue, which includes postage revenue, was $866.1 million compared to $785.1 million in the same period of the prior year. Solutions revenue in the current period was positively impacted by volume growth and incremental revenue from COVID-19 vaccines and new sales. Solutions revenue for the prior period reflects the $4.8 million from the Capacity Management business, which was divested in fiscal year 2021.

•	Net loss was $24.5 million, resulting in net loss of $0.08 per diluted share, compared with net income of $2.2 million and $0.01 per diluted share, respectively, for the third quarter of fiscal 2021.

•

Adjusted net income was $116.7 million, resulting in adjusted net income of $0.36 per diluted share, compared with adjusted net income of $110.1 million and $0.34 per diluted share, respectively, for the third quarter of fiscal 2021. Net loss per diluted share and adjusted net income per diluted share for the current period is based on 324 million shares compared to 325 million shares in the prior year period.

•

Adjusted EBITDA was $259.5 million, compared with $233.4 million for the third quarter of fiscal 2021. The results in the current quarter reflect the aforementioned revenue growth, partially offset by investments to support business initiatives.

Cash Flow and Balance Sheet Highlights

Net cash provided by operating activities was $438.8 million and free cash flow was $246.2 million, in each case, for the nine months ended December 31, 2021. For the nine months ended December 31, 2020, net cash provided by operating activities and free cash flow was $487.2 million and $304.3 million, respectively.

Net cash provided by operating activities and free cash flow each are affected by pass-thru funds we receive from certain pharmaceutical industry participants in advance of our obligation to remit these funds to participating retail pharmacies. Such pass-thru funds on hand increased by $16.1 million in the nine months ended December 31, 2021, increasing free cash flow for the period by that amount, and decreased by $10.1 million for the nine months ended December 31, 2020.

The Company ended the quarter with approximately $96.0 million of cash and cash equivalents, and approximately $4,587.9 million of total debt. During the third quarter, the Company repaid $80.0 million on its Term Loan Facility.

Update on Proposed Merger with OptumInsight

On January 5, 2021, OptumInsight, a diversified health services company and part of UnitedHealth Group, and Change Healthcare agreed to combine (the “Merger”). Under the terms of the merger agreement, UnitedHealth Group, through a wholly-owned subsidiary, will acquire all of the outstanding shares of Change Healthcare common stock for $25.75 per share in cash. The Boards of Directors of both UnitedHealth Group and Change Healthcare have unanimously approved the terms of the Merger. At a special meeting held April 13, 2021, Change Healthcare stockholders voted to approve the Merger. Of the approximately 222 million shares voted, 99.9% voted in favor of the adoption of the merger agreement. The closing of the Merger is subject to applicable regulatory approval and other customary closing conditions.

As previously disclosed, on March 24, 2021, the Company and UnitedHealth Group each received a request for additional information and documentary materials (collectively, the “Second Request”) from the Department of Justice (“DOJ”) in connection with the DOJ’s review of the Merger, and on August 7, 2021, the parties entered into a timing agreement (the “Timing Agreement”) with the DOJ pursuant to which they agreed not to consummate the Merger before 120 days following the date on which both parties certified substantial compliance with the Second Request.

Both the Company and UnitedHealth Group have now certified substantial compliance with the Second Request. On November 1, 2021, the Company and UnitedHealth Group entered into an amendment to the Timing Agreement with the DOJ pursuant to which they agreed not to consummate the Merger before 12:01 a.m. Eastern Time on February 22, 2022, unless they have received written notice from the DOJ prior to such date that the DOJ has closed its investigation. The parties have been working cooperatively with the DOJ and will continue to do so.

On December 9, 2021, UnitedHealth Group delivered written notice to the Company that it was exercising its unilateral right to extend the Outside Date (as defined in the merger agreement) to April 5, 2022.

Guidance

Due to the proposed transaction with OptumInsight, we will no longer be providing financial guidance.

Webcast Information

Change Healthcare will host a conference call on Thursday, February 3, 2022, at 8:00 a.m. ET. Due to the previously announced transaction with OptumInsight, the Company will not be taking questions during the conference call.

Investors and other interested parties are invited to listen to the conference call via the Company’s website at https://ir.changehealthcare.com/. The webcast will be available for on-demand listening at the aforementioned URL until February 3, 2023.

About Change Healthcare

Change Healthcare (Nasdaq: CHNG) is a leading healthcare technology company, focused on insights, innovation, and accelerating the transformation of the U.S. healthcare system through the power of the Change Healthcare platform. We provide data and analytics-driven solutions to improve clinical, financial, administrative, and patient engagement outcomes in the U.S. healthcare system. Learn more at changehealthcare.com.

CHNG-IR

Contacts

David Elliott

Corporate Development & Investor Relations

205-907-5540

daelliott@changehealthcare.com

Katherine Wojtecki

External Communications

630-624-9142

Katherine.Wojtecki@changehealthcare.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations and businesses of Change Healthcare. Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “should,” “may,” “plan,” “project,” “predict” and similar expressions. Change Healthcare cautions readers of this press release that such “forward looking statements,” including without limitation, those relating to the timing of the proposed merger and Change Healthcare’s future business prospects, revenue, working capital, liquidity, capital needs, interest costs and income, wherever they occur in this press release or in other statements attributable to Change Healthcare, are necessarily estimates reflecting the judgment of Change Healthcare’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward looking statements.”

Factors that could cause Change Healthcare’s actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to, the inability to complete the proposed merger due to the failure to satisfy conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; risks related to disruption of management’s attention from Change Healthcare’s ongoing business operations due to the transaction; the effect of the announcement of the proposed merger on Change Healthcare’s relationships with its customers, operating results and business generally; the risk that the proposed merger will not be consummated in a timely manner; exceeding the expected costs of the merger; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; macroeconomic and industry trends and adverse developments in the debt, consumer credit and financial services markets; uncertainty and risks related to the impact of the COVID-19 pandemic (including the rise of COVID-19 variant strains such as the Delta and Omicron variants) on the national and global economy, Change Healthcare’s business, suppliers, customers, and employees; Change Healthcare’s ability to retain or renew existing customers and attract new customers; Change Healthcare’s ability to connect a large number of payers and providers; Change Healthcare’s ability to provide competitive services and prices while maintaining its margins; further consolidation in end-customer markets; Change Healthcare’s ability to effectively manage costs; Change Healthcare’s ability to effectively develop and maintain relationships with channel partners; Change Healthcare’s ability to timely develop new services and the market’s willingness to adopt new services; Change Healthcare’s ability to deliver services timely without interruption; a decline in transaction volume in the U.S. healthcare industry; Change Healthcare’s ability to maintain access to its data sources; Change Healthcare’s ability to maintain the security and integrity of its data; Change Healthcare’s ability to retain and recruit key management personnel and other talent (including while the proposed merger is pending); Change Healthcare’s ability to manage and expand its operations and keep up with rapidly changing technologies; the ability of outside service providers and key vendors to fulfill their obligations to Change Healthcare; risks related to international operations; Change Healthcare’s ability to protect and enforce its intellectual property, trade secrets and other forms of unpatented intellectual property; Change Healthcare’s ability to defend its intellectual property from infringement claims by third parties; government regulation and changes in the regulatory environment; changes in local, state, federal and international laws and regulations, including related to taxation; economic and political instability in the U.S. and international markets where Change Healthcare operates; litigation or regulatory proceedings; losses against which Change Healthcare does not insure; Change Healthcare’s ability to make acquisitions and integrate the operations of acquired businesses; Change Healthcare’s ability to make timely payments of principal and interest on its indebtedness; Change Healthcare’s ability to satisfy covenants in the agreements governing its indebtedness; Change Healthcare’s ability to maintain liquidity; our adoption of new, or amendments to existing, accounting standards, and other risks. For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Change Healthcare’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on May 27, 2021 as such factors may be updated from time to time in our periodic filings with the SEC.

Change Healthcare’s forward-looking statements speak only as of the date of this press release or as of the date they are made. Change Healthcare disclaims any intent or obligation to update any “forward looking statement” made in this press release to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Non-GAAP Financial Measures

In the Company’s earnings releases, prepared remarks, conference calls, slide presentations and webcasts, there may be use or discussion of non-GAAP financial measures. We believe such measures provide supplemental information to investors with regards to our operating performance and assist investors’ ability to compare our financial results to those of other companies in the same industry. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between the comparable GAAP financial measure and each non-GAAP financial measure are included in this press release after the consolidated financial statements. These non-GAAP financial measures are calculated and presented on the basis of methodologies other than in accordance with GAAP. These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP and may be defined and calculated differently by others in the same industry.

Consolidated Statements of Operations

(unaudited and amounts in thousands, except share and per share amounts)

	Three Months Ended December 31,
	2021	2020
Revenue:
Solutions revenue	$811,148	$735,264
Postage revenue	54,917	49,877

Total revenue	866,065	785,141
Operating expenses:
Cost of operations (exclusive of depreciation and amortization below)	354,107	332,373
Research and development	67,314	58,323
Sales, marketing, general and administrative	187,275	161,959
Customer postage	54,917	49,877
Depreciation and amortization	170,782	151,143
Accretion and changes in estimate with related parties, net	2,960	956
Gain on sale of businesses	—	(32,217)

Total operating expenses	837,355	722,414

Operating income (loss)	28,710	62,727
Non-operating (income) and expense
Interest expense, net	58,433	61,439
Loss on extinguishment of debt	1,653	6,145
Other, net	3,211	(2,491)

Total non-operating (income) and expense	63,297	65,093

Income (loss) before income tax provision (benefit)	(34,587)	(2,366)
Income tax provision (benefit)	(10,115)	(4,562)

Net income (loss)	$(24,472)	$2,196

Net income (loss) per common share:
Basic	$(0.08)	$0.01
Diluted	$(0.08)	$0.01
Weighted average common shares outstanding:
Basic	324,381,353	321,013,595
Diluted (1)	324,381,353	324,815,524

(1)	For the three months ended December 31, 2020, diluted shares outstanding includes the dilutive impact of tangible equity units and equity compensation arrangements.

Consolidated Statements of Operations

(unaudited and amounts in thousands, except share and per share amounts)

	Nine Months Ended December 31,
	2021	2020
Revenue:
Solutions revenue	$2,402,009	$2,089,589
Postage revenue	158,675	145,672

Total revenue	2,560,684	2,235,261
Operating expenses:
Cost of operations (exclusive of depreciation and amortization below)	1,052,802	977,568
Research and development	205,624	168,110
Sales, marketing, general and administrative	548,272	499,039
Customer postage	158,675	145,672
Depreciation and amortization	502,463	436,552
Accretion and changes in estimate with related parties, net	8,867	10,414
Gain on sale of businesses	—	(60,487)

Total operating expenses	2,476,703	2,176,868

Operating income (loss)	83,981	58,393
Non-operating (income) and expense
Interest expense, net	177,284	185,733
Loss on extinguishment of debt	3,885	7,634
Other, net	2,605	(4,443)

Total non-operating (income) and expense	183,774	188,924

Income (loss) before income tax provision (benefit)	(99,793)	(130,531)
Income tax provision (benefit)	(35,313)	(31,411)

Net income (loss)	$(64,480)	$(99,120)

Net income (loss) per common share:
Basic and diluted	$(0.20)	$(0.31)
Weighted average common shares outstanding:
Basic and diluted	323,668,343	320,570,092

Consolidated Balance Sheets

(unaudited and amounts in thousands, except share and per share amounts)

	December 31, 2021	March 31, 2021
Assets
Current assets:
Cash and cash equivalents	$96,011	$113,101
Accounts receivable, net	781,530	732,614
Contract assets, net	126,487	132,856
Prepaid expenses and other current assets	149,234	140,258

Total current assets	1,153,262	1,118,829
Property and equipment, net	144,179	174,370
Operating lease right-of-use assets, net	72,374	93,412
Goodwill	4,114,682	4,108,792
Intangible assets, net	3,821,383	4,187,072
Other noncurrent assets, net	542,100	430,141

Total assets	$9,847,980	$10,112,616

Liabilities
Current liabilities:
Accounts payable	$87,477	$57,449
Accrued expenses	473,470	484,293
Deferred revenue	431,239	436,666
Due to related parties, net	11,392	10,766
Current portion of long-term debt	15,009	27,339
Current portion of operating lease liabilities	24,513	30,608

Total current liabilities	1,043,100	1,047,121
Long-term debt, excluding current portion	4,572,865	4,734,775
Long-term operating lease liabilities	56,956	75,396
Deferred income tax liabilities	563,828	605,291
Tax receivable agreement obligations to related parties	100,565	103,151
Tax receivable agreement obligations	198,210	229,082
Other long-term liabilities	64,861	65,572

Total liabilities	6,600,385	6,860,388
Commitments and contingencies
Stockholders’ Equity
Common Stock (par value, $0.001), 9,000,000,000 and 9,000,000,000 shares authorized and 311,716,514 and 306,796,076 shares issued and outstanding at December 31, 2021 and March 31, 2021, respectively	312	307
Preferred stock (par value, $0.001), 900,000,000 shares authorized and no shares issued and outstanding at both December 31, 2021 and March 31, 2021	—	—
Additional paid-in capital	4,333,371	4,283,391
Accumulated other comprehensive income (loss)	21,084	11,221
Accumulated deficit	(1,107,172)	(1,042,691)

Total stockholders’ equity	3,247,595	3,252,228

Total liabilities and stockholders’ equity	$9,847,980	$10,112,616

Consolidated Statements of Cash Flows

(unaudited and amounts in thousands)

	Nine Months Ended December 31,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$(64,480)	$(99,120)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	502,463	436,552
Amortization of capitalized software developed for sale	2,510	550
Accretion and changes in estimate, net	13,570	8,429
Equity compensation	74,718	34,858
Deferred income tax expense (benefit)	(41,357)	(33,905)
Amortization of debt discount and issuance costs	23,563	24,587
Loss on extinguishment of debt	3,885	7,634
Non-cash lease expense	20,440	21,930
Gain on sale of businesses	—	(60,487)
Other, net	14,235	4,681
Changes in operating assets and liabilities:
Accounts receivable, net	(49,081)	28,331
Contract assets, net	8,118	5,201
Prepaid expenses and other assets	(50,602)	(69,609)
Accounts payable	24,008	(15,785)
Accrued expenses and other liabilities	(37,159)	68,708
Deferred revenue	(6,039)	124,679

Net cash provided by (used in) operating activities	438,792	487,234

Cash flows from investing activities:
Capitalized expenditures	(192,629)	(182,929)
Acquisitions, net of cash acquired	—	(439,483)
Proceeds from sale of businesses	—	117,124
Other, net	(662)	1,100

Net cash provided by (used in) investing activities	(193,291)	(504,188)

Cash flows from financing activities:
Payments on Term Loan Facility	(180,000)	(265,000)
Payments under tax receivable agreements	(21,537)	(20,691)
Receipts (payments) on derivative instruments	(22,255)	(22,255)
Employee tax withholding on vesting of equity compensation awards	(23,320)	(3,425)
Payments on deferred financing obligations	(10,125)	(9,081)
Payment of senior amortizing notes	(12,188)	(11,599)
Proceeds from exercise of equity awards	6,812	4,158
Payments on Revolving Facility	—	(250,000)
Proceeds from issuance of Senior Notes	—	325,000
Other, net	(310)	(6,650)

Net cash provided by (used in) financing activities	(262,923)	(259,543)

Effect of exchange rate changes on cash and cash equivalents	332	3,449

Net increase (decrease) in cash and cash equivalents	(17,090)	(273,048)

Cash and cash equivalents at beginning of period	113,101	410,405

Cash and cash equivalents at end of period	$96,011	$137,357

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(unaudited and amounts in thousands)

	Three Months Ended December 31,
	2021	2020
Net income (loss)	$(24,472)	$2,196
Income tax provision (benefit)	(10,115)	(4,562)

Income (loss) before income tax provision (benefit)	(34,587)	(2,366)
Amortization of capitalized software developed for sale	935	460
Depreciation and amortization	170,782	151,143
Interest expense, net	58,433	61,439
Equity compensation	24,807	10,944
Acquisition accounting adjustments	(4,864)	20,601
Acquisition and divestiture-related costs	8,707	2,661
Integration and related costs	5,894	9,688
Strategic initiatives, duplicative and transition costs	13,492	4,324
Severance costs	2,640	2,591
Accretion and changes in estimate, net	4,482	(2,759)
Impairment of long-lived assets and other	2,537	658
Loss on extinguishment of debt	1,653	6,145
Gain on sale of business	—	(32,217)
Other non-routine, net	4,628	112

Adjusted EBITDA	$259,539	233,424

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(unaudited and amounts in thousands)

	Nine Months Ended December 31,
	2021	2020
Net income (loss)	$(64,480)	$(99,120)
Income tax provision (benefit)	(35,313)	(31,411)

Income (loss) before income tax provision (benefit)	(99,793)	(130,531)
Amortization of capitalized software developed for sale	2,510	550
Depreciation and amortization	502,463	436,552
Interest expense, net	177,284	185,733
Equity compensation	74,718	34,858
Acquisition accounting adjustments	(7,077)	103,826
Acquisition and divestiture-related costs	28,867	10,119
Integration and related costs	23,195	27,581
Strategic initiatives, duplicative and transition costs	38,064	13,169
Severance costs	14,663	10,467
Accretion and changes in estimate, net	13,570	8,429
Impairment of long-lived assets and other	4,230	14,418
Loss on extinguishment of debt	3,885	7,634
Gain on sale of business	—	(60,487)
Contingent consideration	—	(3,000)
Other non-routine, net	12,149	2,801

Adjusted EBITDA	$788,728	662,119

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)

(unaudited and amounts in thousands, except share and per share amounts)

	Three Months Ended December 31,
	2021	2020
Net income (loss)	$(24,472)	$2,196
Amortization expense resulting from acquisition method adjustments	124,833	117,075
EBITDA adjustments	63,976	22,748
Tax effect of EBITDA adjustments and amortization expense	(47,680)	(31,945)

Adjusted net income (loss)	$116,657	110,074

Adjusted net income (loss) per diluted share	$0.36	0.34

	Nine Months Ended December 31,
	2021	2020
Net income (loss)	$(64,480)	$(99,120)
Amortization expense resulting from acquisition method adjustments	373,612	345,972
EBITDA adjustments	206,264	169,815
Tax effect of EBITDA adjustments and amortization expense	(151,491)	(121,911)

Adjusted net income (loss)	$363,905	294,756

Adjusted net income (loss) per diluted share	$1.12	0.92

Segment Results

(unaudited and amounts in thousands)

	Three Months Ended December 31,
	2021	2020
Segment revenue
Software and Analytics	$386,020	372,212
Network Solutions	226,963	192,588
Technology-Enabled Services	232,760	222,514
Postage and Eliminations (1)	20,322	22,006
Purchase Accounting Adjustment (2)	—	(24,179)

Net revenue	$866,065	785,141

Segment adjusted EBITDA
Software and Analytics	$125,131	120,779
Network Solutions	120,735	103,847
Technology-Enabled Services	13,673	8,798
Postage and Eliminations	—	—

Total adjusted EBITDA	$259,539	233,424

	Nine Months Ended December 31,
	2021	2020
Segment revenue
Software and Analytics	$1,169,760	1,118,661
Network Solutions	652,023	519,509
Technology-Enabled Services	690,210	642,037
Postage and Eliminations (1)	56,431	73,142
Purchase Accounting Adjustment (2)	(7,740)	(118,088)

Net revenue	$2,560,684	2,235,261

Segment adjusted EBITDA
Software and Analytics	$397,814	382,103
Network Solutions	343,208	268,858
Technology-Enabled Services	47,706	11,158
Postage and Eliminations	—	—

Total adjusted EBITDA	$788,728	662,119

(1)

Revenue for Postage and Eliminations includes postage revenue of $54.9 million for the three months ended December 31, 2021 and $49.9 million for the three months ended December 31, 2020. Revenue for Postage and Eliminations includes postage revenue of $158.7 million for the nine months ended December 31, 2021 and $145.7 million for the nine months ended December 31, 2020.

(2)

Amount reflects the impact to deferred revenue resulting from the McKesson exit which reduced revenue recognized during the nine months ended December 31, 2021 and the three and nine months ended December 31, 2020.

Reconciliation of Cash Provided by (Used in) Operating Activities to Free Cash Flow and

Adjusted Free Cash Flow

(unaudited and amounts in thousands)

	Nine Months Ended December 31,
	2021	2020
Cash provided by (used in) operating activities (1)	$438,792	$487,234
Capital expenditures	(192,629)	(182,929)

Free cash flow	246,163	304,305
Adjustments to free cash flow (2):
Integration and related costs	23,195	27,581
Strategic initiatives, duplicative and transition costs	38,064	13,169
Severance costs	14,663	10,467
Integration and strategic capital expenditures	22,942	9,494

Adjusted free cash flow	$345,027	$365,016

(1)	Includes cash provided by pass-thru funds of $16.1 million for the nine months ended December 31, 2021 and cash used by pass-thru funds of $10.1 million for the nine months ended December 31, 2020.
(2)	All operating costs and integration and strategic capital expenditures are presented on an as-incurred basis.